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                                                                     EXHIBIT 8.3

                      VALUE ADDED RESELLER AGREEMENT (VAR)

                       AMERICAN ACCESS TECHNOLOGIES, INC.

                                       and

                         DATASTAR COMPUTER SYSTEMS, INC.

THIS AGREEMENT effective this 11th day of February, 1998, between American Access Technologies, Inc. (AATK), and DataStar Computer Systems, Inc., (DataStar), outlines the relationship between the two parties.

DataStar desiring to further its ability to fulfill its mission of providing innovative products and services, while enhancing its competitive position, and AATK, desiring to increase its market share through a VAR relationship with DataStar, agrees to the following arrangement:

AGREEMENT DATE: This agreement is effective February 11, 1998 and shall continue until February 11, 2001, unless earlier terminated as set forth herein. Parties agree to work jointly toward developing the market share for AATK products throughout the Texas region.

PERFORMANCE AND CONFIDENTIALITY:

All information relating to DataStar and the conduct of its business shall remain the property of DataStar and AATK shall maintain strict confidentiality of such information at all times. Should this agreement be terminated for any reason, parties will promptly return all information, records, and client information to the other party.

In consideration of the extensive sales and marketing effort by DataStar to provide for the development of market share for AATK products through the its Region, and nationwide through DataStar's Nationwide Services Group (NSG), AATK agrees to an exclusive reseller arrangement with DataStar in the State of Texas (Region) for a period of three (3) years. This exclusive arrangement is subject to the following conditions:

         a) DataStar will provide AATK with project registration forms, and forecast reports on a quarterly basis, outlining the development of business relative to AATK products.

         b) DataStar will demonstrate an active marketing effort, including columns written for trade publication, joint marketing material development, white paper development, etc.

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         c)       DataStar will actively market the AATK product line through it's direct sales force.

         d) DataStar will meet or exceed the cumulative quota units as forth in this agreement as Exhibit "A".

         e) The exclusive arrangement does not pertain to those relationships AATK has entered into as of effective date of this agreement. A list of current distributors is attached and incorporated herein as Exhibit "B".

         f) In the event that a Distributor or Reseller located outside of the State of Texas (other than those listed in Exhibit "B"), sells AATK product directly to an end user company located in the State of Texas, DataStar shall receive directly from AATK, a compensation of Five (5%) Percent of the total manufacturer's list sales price of product supplied.

         g) DataStar is responsible for its selling expenses related to travel and entertainment, and direct marketing, unless otherwise agreed to in writing prior to incurring an expense.

APPLICABLE PRODUCT DISCOUNT: In consideration of this agreement and the commitment made by both parties, AATK shall provide DataStar with a product discount as outlined in Exhibit "C" incorporated herein.

PURCHASING ARRANGEMENT: AATK will make available to DataStar all product lines when purchases are made through an appointed servicing VAR distributor with additional discounts as outlined in Exhibit "C".

CONDUCT OF BUSINESS: DataStar and AATK will represent each other in a moral and ethical manner at all times, and perform in a positive demeanor with clients and employees at all times.

TERMINATION: This agreement is for a term of three (3) years and is automatically renewed each year thereafter unless either party gives written notice of its intent to cancel the agreement. The cancellation notice must be given to the other party at least thirty (30) days prior to the anniversary date of this agreement.

NEW PRODUCTS: Parties agree that it is their intent to work toward a long-term relationship for development and marketing of new Products. AATK agrees that as long as DataStar performs well under this Agreement, AATK will continue to bring new Products to DataStar for market development in the Texas region.

PRICE AND PRODUCT PROTECTION: AATK reserves the right to change List
Prices at any time and agrees to give DataStar thirty (30) days written notice of any such chance. The current products and List Prices offered for sale are attached as Exhibit "D".



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In the event AATK lowers its prices or alters the discounts available to all
VAR's, DataStar shall have the right to request price protection for Products in specification or inventory. Upon such request, AATK will grant a credit to DataStar in an amount equal to the difference between the price paid and the new price (including additional discounts) for each such product. All unshipped product will be billed at the lower cost.

FORCE MAJEURE: Neither party shall be liable for any delays in performance caused by acts of God, civil or military authority, fires or other circumstances beyond their reasonable control.

ENTIRE AGREEMENT: This is an entire agreement incorporating any and all agreements and any future modification, adjustments, additions, and/or changes to this agreement shall be made in writing, and executed by both parties.

ARBITRATION: Parties agree that should any dispute arise in the administration of this agreement, the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in Orange County Florida.

NOTICES: Notices required under this agreement shall be dispatched, postage prepaid as follows:

Seller:                             American Access Technologies, Inc.
                                    238 N. Westmonte Drive, Suite 210
                                    Altamonte Springs, FL, 32714

Distributor:                        DataStar Computer Systems, Inc.
                                    2033 Chennault Drive, Suite 142
                                    Carrollton, TX, 75006

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written above.

By: /s/ Curt Marshall               By /s/
    ---------------------------        ---------------------------
Title: President                    Title: Sec/Treasury, CFO
      -------------------------           ------------------------

Company: DataStar Computer          Company: American Access Technologies, Inc.
         Systems, Inc


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                                   EXHIBIT "A"

                            VOLUME (QUOTA) AGREEMENT

The following is a minimum purchase quantity of AATK's Zone Cabling Termination Cabinets for the three year period of this agreement:

------------------------------------------------------------------------------
PERIOD                                       ZONE CABLING TERMINATION CABINETS
------------------------------------------------------------------------------
February 11, ]995 - February 10, 1999                    500 Units
------------------------------------------------------------------------------
February 11, 1999 - February 10, 2000                   1,000 Units
------------------------------------------------------------------------------
February 11, 2000 - February 10, 2001                   2,500 Units
------------------------------------------------------------------------------



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                                   EXHIBIT "B"

                               DISTRIBUTOR LISTING

The following is a list of existing arrangements for distribution of AATK's products that are excluded from this agreement:

1.  Alltel Supply, Inc.
2.  AMP Incorporated
3.  Anicom, Inc
4.  Anixter, Inc.
5.  Arrow Electronics, Inc
6.  Capco Communications, Inc.
7.  CED - American Electric, Inc
8.  Coleman's Mining & Electrical, Inc
9.  Com-Stor, Inc
10. Core Data Com, Inc
11. Energy Electrical Cable, Inc.
l2. Graybar
13. Hughes Supply,lnc.
14. Ingram Micro
]5. Kent Datacom, Inc.
16. Lucent Technologies, Inc.
17. Platt DSV Resource Center
18. Sprint North Supply
19. State Electric Supply Co. (West VA)
20. Southern Distributors
21. Tech Data, Inc
22. Wescon, Inc.


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                                  EXHIBIT "C"

                           PRICE DISCOUNT ARRANGEMENT

The list price of AATK's products will be discounted by a servicing distributor w ith a twenty (20%), ten percent (10%) and five (5%) chain discount. The following is an example of the zone cabinet to house hubs and routers which has a list price of $ 1.043 with the final price to the VAR of $713.12

--------------------------------------------------------------------------------
  DISCOUNT LEVEL                  PERCENT                    PRICE TO VAR
--------------------------------------------------------------------------------
  List Price                        100%                       $1,043.00
--------------------------------------------------------------------------------
  Discount Level 1                   20%                       $  834.40
--------------------------------------------------------------------------------
  Discount Level 2                   10%                       $  750.96
--------------------------------------------------------------------------------
  Discount Level 3                    5%                       $  713.12
--------------------------------------------------------------------------------

NOTE:

1) Prices reflected above includes transportation with orders of six or more zone cabinets. Expedited (airfreight) orders is available at an extra cost.

2) A Unit Price of $750.00 each shall apply for the initial order of ninety-four (94) units with the following hardware configuration including transportation to DataStar.

         Each Unit Shall Consist of:

         - One Each     Model ZCTC1024-HR-BAL-33
                        Hub & Router Enclosure w/easy access BAL33 penetrations.
         - Two Each     FP-B33-25 Kits
                        Accessory & Fining Kits
         - One Each     1U-DM-HR Assembly
                        For Mounting Equipment on top of Hubs & Routers

3) The servicing distributor for purchase orders, shipping, coordination and invoicing until further notice, shall be:

         Southern Distributors
         P.O. Box 520997
         Longwood, Fla., 32752-0997
         Fax 407-332-0349


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                                   EXHIBIT "D"

                         Current Products & List Prices

                                       of

                        American Access Technologies, Inc.

ENCLOSURES:                                                                             List
1.  ZCTC1024-LP-BAL-33              Standard enclosure with a new face                $  775.00
                                    (must use two FP-B33-25 kits per unit)
                                    (Consolidation-distribution point)

2.  ZCTC1024-LP-Bal-00              Standard enclosure with a new face                $  758.00
                                    (conduit entry and exit only)
                                    (Consolidation-distribution point)

3.  ZCTC1024-HR-BAL-33              Hubs & Routers Enclosure w/ easy access           $1,084.00
                                    BAL-33 penetrations. (Must use two FPB33-
                                    25 kits)

4.  ZCTC1024-HR-BAL-00              Hubs & Routers Enclosure w/ conduit
                                    entry only. (No FP kits needed.)                  $1,043.00

5.  ZCTC 0822-RF                    Consolidation enclosure for a 8"
                                    raised floors. (Non-plenum)                       $  346.00
                                    Capacity up to 192 port 4/pr.

6.  ZCTC 0622-RF                    Consolidation enclosure for a 6"                     346.00
                                    raised floor. (Non-plenum)
                                    Capacity up to 9Lport 4/pr.

ACCESSORIES & FITTINGS:

1. FP-B33-25                        Foam kit plenum rated
                                    Kit includes 24 foam sheets                       $   47.00
                                    (3 1/4"X3"X 1/4")

2. FP-C33-25                        Foam kit non-plenum rated                         $   22.00
                                    Kit includes 24 foam sheets
                                    (3 1/4" X 3" X 1/4")

3. GK-LP-1                          Grommet kit for cable entries                     $   11.34
                                    (replacement kit)

4. S0-2U                            Stand off bracket 2U (3.50")                      $   20.20


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
5.  S0-4U                           Stand off bracket 4U (7.00")                          $28.03

6.  HRMP                            Hub & Router Mounting Plate                           $41.22
                                    (This plate mounts on top of the Hubs
                                    & Routers to hold and configure patch
                                    panels and connecting devices.)

7.  1US                             This is a one "U" short bracket for                   $11.34
                                    mounting (1 3/4") wire management,
                                    24 port patch panels or fiber module
                                    brackets. Short (1U X 2 1/4' Tall)

8.  1UL                             Bracket                                               $11.95
                                    mounting (1 3/4") wire management,
                                    24 port patch panels or fiber module
                                    brackets. Long (1U X 3 1/4" Tall)

9.  2US                             This is a 2 "U" short bracket for                     $15.66
                                    mounting (3 1/2") equipment.
                                    3 1/2" X 3 1/4" Tall

10. 2UL                             This is a two "U" Long bracket for                    $15.66
                                    mounting (3 1/2") equipment.
                                    3 1/2" X 3 1/4" Tall

11. BNS                             Bay Networks 1U bracket (to mount                     $24.32
                                    hubs or router to the equipment mooning
                                    plate.) Comes in pr. 2 per set

12. BNL                             Bay Networks 2U bracket (to mount                     $25.14
                                    hubs or router to the equipment mounting
                                    plate.) Comes in pr. 2 per set

13. 3CS                             3COM 1U Mounting brackets (pr)                        $26.17

14. 3C2                             3COM 2U Mounting brackets (pr)                        $28.44

15. DM-STD                          Equipment mounting plate (Standard                    $41.11
                                    unit - old style.)

16. DM-LP                           Equipment mounting plate (New LP                      $44.11
                                    style for Hubs & Routers

17. DM-HRC                          Equipment mounting plate (New HR                      $48.23
                                    style for Hubs & Routers - Cisco

18. G-28                            Fan Motor for the HR Unit. (Specify CFM)              $68.84
                                    Replacement part


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
19. G-28-T                          12 Volt transformer for the fan motor.                $12.98
                                    Replacement part

20. G-28-G                          Fan motor gasket.                                     $ 3.92
                                    Replacement part

KNOBS: REPLACEMENT PARTS

1.  RBK                             Round black knob. (old style - door)                  $11.54
2.  TBK                             Thumb knob / Black (door)                             $13.81
3.  LTK                             Locking thumb knob (door)                             $30.71
4.  TLK                             Tool type locking knob (door)                         $35.04

ASSEMBLIES: For mounting equipment on top of the Hubs & Routers

1.  1U-DM-HR                        Equipment mounting plate to install patch             $79.96
                                    panels and such type of devices. Using a 1 U
                                    inch Hub. (Parts assembled; 1-DM-HR, 2-2US,
                                    2-2UL, 2-1US)

2.  2U-DM-HR                        Equipment mounting plate to install patch             $83.45
                                    panels and such type of devices. Using a 2U
                                    thick Hub. (Parts assembled; 1-DM-HR, 4-2US,
                                    2-2UL, 2-1 US)


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